UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

MEI PHARMA, INC.
(Name of Registrant as Specified In Its Charter)

CABLE CAR CAPITAL LLC

FUNICULAR FUNDS, LP

JACOB MA-WEAVER

ANSON INVESTMENTS MASTER FUND LP

AIMF GP LLC

ANSON EAST MASTER FUND LP

AEMF GP LLC

ANSON OPPORTUNITIES MASTER FUND LP

AOMF GP, LLC

ANSON FUNDS MANAGEMENT LP

ANSON MANAGEMENT GP LLC

ANSON ADVISORS INC.

BRUCE R. WINSON

AMIN NATHOO

MOEZ KASSAM

TAHEER DATOO

MARK FELDBERG

JAMES FLYNN

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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Anson Advisors Inc., an Ontario, Canada corporation (“Anson Advisors” and, together with its affiliates, “Anson”) and Cable Car Capital LLC, a California limited liability company (“Cable Car Capital” and, together with its affiliates, “Cable Car”), together with the other participants named herein, have filed a definitive consent statement and accompanying WHITE consent card with the Securities and Exchange Commission in connection with their solicitation of written consents from stockholders in lieu of a stockholder meeting for certain proposals (the “Consent Solicitation”) relating to MEI Pharma, Inc., a Delaware corporation (the “Company”).

Item 1: Pursuant to the Cooperation Agreement by and among the Company, Anson, Cable Car and the other entities and natural persons set forth on the signature pages thereto (collectively, the “Investors”), dated as of October 31, 2023 (the “Agreement”), the Investors have withdrawn their Consent Solicitation. Accordingly, the Investors will not submit any written consents received from stockholders of the Company. A copy of the Agreement was filed by the Company as Exhibit 10.1 to its Form 8-K filed on November 1, 2023.

Item 2: On November 1, 2023, in connection with the Agreement, the following press release was issued by the Company:

MEI Pharma Enters into Agreement with Anson Funds and Cable Car Capital

Commits to Capital Return of Up to $3.15 per Share

Adds Three New Directors and Forms Capital Allocation Committee of the Board

SAN DIEGO, TORONTO and SAN FRANCISCO – MEI Pharma, Inc. (NASDAQ: MEIP) (the “Company”) and Anson Funds and Cable Car Capital (“Anson and Cable Car”) today announced that they have entered into a cooperation agreement. Key terms of the agreement include:

•	Capital Return to Stockholders: The Company intends to promptly pay a dividend in the amount of $1.75 per share of common stock to all stockholders.

Additionally, a second return of capital of approximately $9.33 million in the aggregate will be authorized by the Board if either (i) at least 17 patients in Cohort 1 of the Company’s ongoing ME-344 phase 1b study have disease progression prior to week 16 of treatment (a threshold consistent with the bar set forth in the phase 1b clinical trial protocol needed to continue the study by enrolling Cohort 2 of the phase 1b study), or (ii) at least six months after the date of the cooperation agreement, and prior to the initiation of Cohort 2 of the phase 1b study, the Company’s Board determines not to proceed with Cohort 2. This second return of capital may take the form of a dividend or tender offer, will be subject to the proper exercise by the Board of its fiduciary duties under applicable law and is subject to modification to the extent necessary to comply with appliable requirements under Delaware law.

•	Stockholder Designees Added to the Board: The Company has appointed two directors designated by Anson and Cable Car: Mr. James Flynn and Mr. Taheer Datoo. Additionally, Mr. Steven Wood, as mutually agreed upon by the Company and Anson and Cable Car, has been appointed as an additional MEI stockholder representative designated by the Board. These appointments are effective immediately and the new directors will be nominated for election by the Company in connection with the upcoming fiscal 2024 Annual Meeting of Stockholders (“2024 Annual Meeting”), to serve for a three-year term if elected.

Current MEI directors Daniel P. Gold, Ph.D., Tamar D. Howson and Sujay R. Kango have resigned from the Board concurrently with the execution of the cooperation agreement and will not seek reelection at the 2024 Annual Meeting. Assuming all directors nominated by the Board are elected at the 2024 Annual Meeting, the Board will continue to comprise eight directors, six of whom will be independent pursuant to the applicable stock exchange listing standards.

•	Formation of a Capital Allocation Committee: MEI’s Board has formed a Capital Allocation Committee, comprising five directors including the three new directors. The Capital Allocation Committee will advise the full Board on the Company’s strategic allocation of capital to support (i) the development of its drug candidate programs and (ii) other value creation or preservation measures, with a view toward maximizing stockholder value.

Additionally, as part of the cooperation agreement, Anson and Cable Car have agreed to withdraw their consent solicitation and will vote for the Company’s slate of director nominees in connection with the 2024 Annual Meeting and the fiscal 2025 Annual Meeting of Stockholders. Anson and Cable Car will also abide by customary standstill provisions.

“Today’s announcement reflects our ongoing engagement with our stockholders, and we are pleased to reach an agreement that we believe is in the best interest of all stockholders,” said David M. Urso, president and chief executive officer of MEI Pharma. “This agreement enables MEI to support stockholder value by returning capital via a near-term cash dividend, with the potential for additional capital return, while allowing us to devote resources to advance our two promising programs, voruciclib and ME-344, through key upcoming date readouts – and avoid the costs associated with a consent solicitation and proxy contest. With important near-term data expected during the first half of 2024, we remain focused on executing our development programs and the potential to deliver differentiated and improved therapeutic options to cancer patients.”

“We believe that MEI has the opportunity to create value for stockholders by advancing its programs and judiciously returning capital to stockholders – and the agreement we reached today is a positive step forward for MEI stockholders,” said Moez Kassam of Anson Funds and Jacob Ma-Weaver of Cable Car. “We are pleased to reach this constructive resolution that we believe will add important perspectives to the Board and ensure the Company is best positioned to maximize value for stockholders.”

The complete agreement will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (“SEC”).

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a clinical-stage pharmaceutical company committed to developing novel and differentiated cancer therapies. We build our pipeline by acquiring promising cancer agents and creating value in programs through development, strategic partnerships, out-licensing and commercialization, as appropriate. Our approach to oncology drug development is to evaluate our drug candidates in combinations with standard-of-care therapies to overcome known resistance mechanisms and address clear medical needs to provide improved patient benefit. The drug candidate pipeline includes voruciclib, an oral cyclin-dependent kinase 9 (“CDK9”) inhibitor, and ME-344, an intravenous small molecule mitochondrial inhibitor targeting the oxidative phosphorylation pathway. For more information, please visit www.meipharma.com. Follow us on X (formerly Twitter) @MEI_Pharma and on LinkedIn.

About Anson

Anson Funds is a privately held alternative asset manager with $1.6B in assets. The firm was founded in 2007 with offices in Toronto and Dallas.

About Cable Car

Cable Car Capital LLC is a registered investment adviser based in San Francisco and the general partner of Funicular Funds, LP, an investment partnership.

Important Information and Where to Find It:

This statement is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission (the “SEC”). Nonetheless, the Company, its directors and/or its director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the fiscal year 2024 Annual Meeting. The Company plans to file with the SEC a proxy statement in connection with the solicitation of such proxies.

STOCKHOLDERS ARE URGED TO READ THE FISCAL 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the fiscal year 2024 Proxy Statement and other materials to be filed with the SEC in connection with the fiscal year 2024 Annual Meeting. Such information can also be found in the Company’s definitive proxy statement for the fiscal year 2023 Annual Meeting of Stockholders, filed with the SEC on October 27, 2022, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 26, 2023, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. To the extent holdings of the Company’s securities have changed since the amounts shown in the definitive proxy statement for the fiscal year 2023 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the fiscal year 2024 Proxy Statement and other relevant documents to be filed with the SEC, if and when they become available. Stockholders will be able to obtain, free of charge, copies of the fiscal year 2024 Proxy Statement (including any amendments or supplements thereto) and any other documents filed by the Company with the SEC in connection with the fiscal year 2024 Annual Meeting at the SEC’s website (www.sec.gov) or the Company’s investor website at https://www.meipharma.com/investors.

Forward-Looking Statements

Certain information contained in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding: the potential, safety, efficacy, and regulatory and clinical progress of our product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and our expectations surrounding potential regulatory submissions, approvals and timing thereof, our business strategy and plans; the sufficiency of our cash, cash equivalents and short-term investments to fund our operations; and our ability to fund the second capital return described above. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to our failure to successfully commercialize our product candidates; the availability or appropriateness of utilizing the FDA’s accelerated approval pathway for our product candidates; final data from our pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; costs and delays in the development and/ or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; uncertainty regarding the impact of rising inflation and the increase in interest rates as a result; potential economic downturn; activist investors; our inability to maintain or enter into, and the risks resulting from, our dependence upon collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements. Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical studies and approved by the FDA as being safe and effective for the intended use.

Contacts

David A. Walsey

858-369-7104

investor@meipharma.com

Joele Frank, Wilkinson Brimmer Katcher

Dan Katcher / Aaron Palash

212-355-4449

MEIP-jf@joelefrank.com